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                                                                   Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference, in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries (the "Company") on Form S-3 related to the resales of up to 408,000 shares of common stock of the Company by the former owners of Howard Johnson & Company, of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended December 26, 1997 and consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York

November 24, 1998